UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 4, 2009

Electroglas, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21626	77-0336101
(Commission File Number)	(I.R.S. Employer Identification No.)

5729 Fontanoso Way, San Jose, California 95138

(Address of Principal Executive Offices) (Zip Code)

(408) 528-3000

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As announced on October 15, 2008, on October 10, 2008, Electroglas, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company was not in compliance with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 in market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  The Company was afforded the opportunity to present and subsequently submitted its plan to regain compliance with Marketplace Rule 4310(c)(3) for the Staff’s review.  On January 28, 2009, the Company received a letter from the Staff (the “Staff Determination”) notifying the Company that, based upon the Company’s non-compliance with Marketplace Rule 4310(c)(3), the Staff had determined to delist the Company’s securities from NASDAQ unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel (the  “Panel”).

On February 4, 2009, the Company requested a hearing before the Panel, which will stay any action with respect to the Staff Determination until the Panel renders a decision subsequent to the hearing.  There can be no assurance that following the hearing the Panel will grant the Company’s request for continued listing.

 A copy of the Company’s press release announcing receipt of the Staff Determination is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press release issued by Electroglas, Inc. on February 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Electroglas, Inc.

Date: February 4, 2009	By:	/s/ Thomas E. Brunton Chief Financial Officer